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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-47917, 33-97972, 333-39471, 333-35399 and
333-09243) and the Registration Statements on Form S-3, as amended (No.'s 333-43739, 333-39537 and 333-89885) of Patterson Energy, Inc. and its
subsidiaries of information contained in my summary reserve reports appearing in the Patterson Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, relating to the oil and gas reserves as of December 31, 1997, 1998 and 1999.


                                                      /s/ M. BRIAN WALLACE, P.E.

Dallas, Texas
March 29, 2000